Contact:	John Moran	FOR IMMEDIATE RELEASE
	(860) 728-7062	www.utc.com

UNITED TECHNOLOGIES ANNOUNCES GERAUD DARNIS TO RETIRE

HARTFORD, Conn., July 27, 2015 – United Technologies Corp. (NYSE: UTX) today announced that Geraud Darnis, President and CEO of UTC Building & Industrial Systems, has informed the company of his decision to retire in January 2016.

"Throughout his 32-year tenure with UTC, Geraud has made countless contributions to our company's success, playing a key role in securing our position as the world's leading provider of high-technology building systems and services," said UTC President and Chief Executive Officer Gregory Hayes. "Geraud has built an exceptionally strong leadership team across the commercial businesses and his leadership has resulted in a portfolio that is more focused and better positioned for future growth.

"Over the next few months, Geraud and I will work closely to ensure a smooth and successful transition of the leadership responsibilities for UTC Building & Industrial Systems," Hayes added. "I know I speak on behalf of the entire UTC leadership team in thanking Geraud for his extraordinary service to our company and in wishing him the very best in his future endeavors."

Darnis was named to his current position in September 2013. Earlier in his career, he had served as President of UTC's Climate, Controls & Security business and before that as President of Carrier Corp. He began his career with United Technologies in 1983 at Otis Elevator Company.

United Technologies Corp., based in Hartford, Connecticut, provides high technology systems and services to the building and aerospace industries. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

This press release includes statements that constitute "forward-looking statements" under the securities laws. Forward-looking statements often contain words such as "believe," "expect," "plans," "project," "target," "will," "should," "see," "confident", "ensure" and similar terms. Forward-looking statements may include, among other things, statements relating to the plans, strategies, and objectives of UTC for future operations, including statements relating to a potential strategic alternative transaction relating to Sikorsky, or the terms, timing  or structure of any such transaction (or whether any such transaction will take place at all); the future performance of UTC or Sikorsky if any such transaction is completed; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected.  All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include risks related to a potential separation of, or any other transaction relating to, Sikorsky; the effect of economic conditions in the industries in which we operate, including financial market conditions; fluctuations in commodity prices, interest rates and foreign currency exchange rates; levels of research and development spending; levels of end market demand in construction and in the aerospace industry; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions and similar transactions; challenges in the development and production of new products and services; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying risks and uncertainties that may materially affect results, see UTC's reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
# # #